Exhibit 2.1

SECOND AMENDMENT

TO THE

BUSINESS COMBINATION AGREEMENT

This Second Amendment (this “Second Amendment”) to the Business Combination Agreement, dated as of May 6, 2026 amends the Business Combination Agreement, dated as of November 19, 2025 (the “Original Agreement,” as amended by the First Amendment to the Business Combination, dated as of March 19, 2026 (the “First Amendment”), and as may be further amended, supplemented, modified and/or restated from time to time, the “Business Combination Agreement”), by and among (i) Blue Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (ii) Blockfusion Data Centers, Inc., a Delaware corporation (“Pubco”), (iii) Atlas I Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Atlas Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), and (v) Blockfusion USA, Inc., a Delaware corporation (together with its successors, the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

RECITALS:

WHEREAS, Section 10.8 of the Business Combination Agreement sets forth that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties; and

WHEREAS, the Parties desire to amend certain provisions of the Original Agreement, including to (i) increase the Incentive Plan from eight percent (8%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing to twelve percent (12%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing, (ii) amend the listing exchange requirements for the Pubco Class A Common Stock upon the Closing and (iii) extend the Outside Date.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to the Original Agreement.

(a) The second sentence of Section 6.12(a) of the Original Agreement is hereby replaced with the following:

“The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC shareholders to vote, at an extraordinary general meeting of SPAC shareholders to be called and held for such purpose (the “SPAC Extraordinary General Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement, the Ancillary Documents and the transactions contemplated hereby or referred to herein, including the Mergers (and, to the extent required, the issuance of any shares in connection with Transaction Financing, if any), by the holders of SPAC Ordinary Shares in accordance with SPAC’s Organizational Documents, the Act, the DGCL and the rules and regulations of the SEC and NASDAQ, (ii) the adoption and approval of the Amended Pubco Charter (as hereinafter defined), (iii) adoption and approval of a new equity incentive plan for Pubco in a form satisfactory to SPAC and Company (the “Incentive Plan” or “Post-Closing Equity Plan”), and which will provide for awards for a number of shares of Pubco Class A Common Stock equal to twelve percent (12%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing (after giving effect to the Redemption), as further set forth in the Incentive Plan, (iv) the appointment of the members of the Post-Closing Pubco Board in accordance with Section 6.17 hereof, (v) such other matters (or, to the extent applicable, excluding such approval matters) as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Mergers and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “SPAC Shareholder Approval Matters”), and (vi) the adjournment of the SPAC Extraordinary General Meeting to a later date or dates, if necessary or desirable in the reasonable determination of SPAC.”

(b) Section 7.1(i) of the Original Agreement is hereby replaced with the following:

“Stock Exchange Listing. The shares of Pubco Class A Common Stock shall have been approved for listing on the New York Stock Exchange, the NYSE American or NASDAQ, as mutually determined by SPAC and the Company as of the Closing Date, subject only to official notice of issuance.”

(c) Section 8.1(b) of the Original Agreement is hereby replaced with the following:

“by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by July 31, 2026 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;”

2. Miscellaneous. Except as expressly provided in this Second Amendment, all of the terms and provisions in the Original Agreement shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Second Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Second Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the Parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Second Amendment, the provision of this Second Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 10.1 through 10.9 and 10.11 through 10.13 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Second Amendment as if all references to the “Agreement” contained therein were instead references to this Second Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each party has caused this Second Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SPAC:

BLUE ACQUISITION CORP.

By:	/s/ Ketan Seth
Name:	Ketan Seth
Title:	Chief Executive Officer

Pubco:

BLOCKFUSION DATA CENTERS, INC.

By:	/s/ Robert Scott
Name:	Robert Scott
Title:	President, Chief Financial Officer, Secretary and Treasurer

[Signature Page – Second Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each party has caused this Second Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SPAC Merger Sub:

ATLAS I MERGER SUB

By:	/s/ Robert Scott
Name:	Robert Scott
Title:	Sole Director

Company Merger Sub:

ATLAS MERGER SUB, INC.

By:	/s/ Robert Scott
Name:	Robert Scott
Title:	President, Treasurer and Secretary

[Signature Page – Second Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each party has caused this Second Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

The Company:

BLOCKFUSION USA, INC.

By:	/s/ Alex Martini-Lo Manto
Name:	Alex Martini-Lo Manto
Title:	Chief Executive Officer

[Signature Page – Second Amendment to Business Combination Agreement]

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